Listing Report:Supplement No. 5 dated Jul 15, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 314066
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.27%	Starting borrower rate/APR:	12.27% / 13.68%	Starting monthly payment:	$266.75

Auction yield range:	11.27% - 11.27%	Estimated loss impact:	10.24%
Lender servicing fee:	1.00%	Estimated return:	1.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1999	Debt/Income ratio:	22%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$21,859	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	machvelian	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My Face = Bailouts + Interest
Purpose of loan:
Bank of America and Citibank have received billions of dollars of our taxpayer money, and in an attempt to keep their outrageous profits alive, they have turned their attention away from the down and out to the people who have paid their bills on time - this article is very helpful on the topic:

http://www.nytimes.com/2009/05/19/business/19credit.html?scp=4&sq=credit%20cards&st=cse

I would like to save $100 a month in interest payments, handing any additional profit over to the people, not the banks that have ALREADY benefited from my tax money and interest payments well above the Federal Reserve Rate I have paid on-time for the past 10 years I have had credit cards.

My financial situation:
I a public servant:  A New York City school teacher instructing in a high-need discipline: Special Education.

All Amounts Per-Month

Salaried Income after all taxes and deductions:               $3000.00
(deductions include 403b, pension, union dues)

Overtime can vary, from $0 a month to $2000.00 a month in addition to my salary.

Expenses Break-Down

Rent                                      ($1000.00)
Utilities                                  ($200.00)
Car Insurance / Gas                ($150.00)
Groceries                               ($300.00)
Credit Cards                           ($500.00)*
Student Loans                        ($325.00)

Thank you for your support!  Please contact me with any questions you may have.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416396
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	19.52%	Starting borrower rate/APR:	20.52% / 22.76%	Starting monthly payment:	$524.01

Auction yield range:	8.27% - 19.52%	Estimated loss impact:	6.65%
Lender servicing fee:	1.00%	Estimated return:	12.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-1988	Debt/Income ratio:	16%
Credit score:	800-820 (Jul-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	31y 6m
Amount delinquent:	$0	Revolving credit balance:	$1,868	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	7%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Njerseygirl	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	800-820 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	820-840 (Jul-2008)
Principal balance:	$2,867.23	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
"Buying A Good Used Car"
Purpose of loan:My car has served me well; it is a 1994 Oldsmobile with 210,000 miles.  The mechanic that has kept it running all this time says, "Stay close to home and keep "AAA" on speed dial."  When I had to get new tires they tried to remove the hub-caps and they would not come off, so they pried them off and now the caps will not stay on.  The list goes on.  The bottom line is that I need a better car.  I do not need new but have checked certified cars and they run between 12,000 and 15,000.
I have put money aside for a down payment because I am sure "trade-in" would be out of the question..
Your help would be greatly appreciated.

My financial situation:
I am a good candidate for this loan because? Both are working and although we have had some tough times, we are back on track, paying everything on time and our credit scores keep rising.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416554
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,300.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 32.05%	Starting monthly payment:	$54.48

Auction yield range:	17.27% - 28.00%	Estimated loss impact:	26.63%
Lender servicing fee:	1.00%	Estimated return:	1.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1978	Debt/Income ratio:	4%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	29y 5m
Amount delinquent:	$0	Revolving credit balance:	$2,444	Occupation:	Other
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	100%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	swoosh1	Borrower's state:	Oregon	Borrower's group:	FANAFI Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	600-620 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	600-620 (Jun-2007) (Feb-2006)
Principal balance:	$1,253.59	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
paying for my daughter college
Purpose of loan:
College tuition for my daughter.

My financial situation:

I have secure income and will be dedicated to paying off the loan on time as agreed.I currently have a loan with prosper which will be payed off in August of 2010. My loan is current with no late payments.

I am 53 years old ,an Logistics Analyst with the same company for 29 + years.I am married and my wife has been employed as claim analyst in the Health Industry for the past 27 years.We have two daughters,one living outside the home and the other living at home planning on attending community college in the fall of 2009.

Thank you for your time and consideration of this loan.

Monthly net income: $ 2,950.00

Monthly expenses: $
  Housing: $ 680.00
  Insurance: $ 100
  Car expenses: $ 150
  Utilities: $ 125
  Phone, cable, internet: $ 125
  Food, entertainment: $ 300
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 450
  Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416568
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	19.41%	Starting borrower rate/APR:	20.41% / 22.65%	Starting monthly payment:	$373.73

Auction yield range:	14.27% - 19.41%	Estimated loss impact:	14.86%
Lender servicing fee:	1.00%	Estimated return:	4.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1996	Debt/Income ratio:	38%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$48,361	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	usaveongift	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	660-680 (Latest)
Principal borrowed:	$3,900.00	< mo. late:	0 ( 0% )	640-660 (Jul-2008)
Principal balance:	$2,833.81	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Pay off credit cards
Purpose of loan:  Paying off credit cards. .

My financial situation:
I am a good candidate for this loan because? I always try to pay my bills on time.

Monthly net income: $ 2500.

Monthly expenses: $
  Housing: $ 600.
  Insurance: $ 50.
  Car expenses: $ 100.
  Utilities: $ 50.
  Phone, cable, internet: $ 50.
  Food, entertainment: $ 200.
  Clothing, household expenses $ 50.
  Credit cards and other loans: $ 500.
  Other expenses: $ 50.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416586
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$259.99

Auction yield range:	11.27% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1992	Debt/Income ratio:	36%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$76,293	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	ezerkd	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	680-700 (Latest)
Principal borrowed:	$2,200.00	< mo. late:	0 ( 0% )	640-660 (Dec-2007) 700-720 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	4
Description
Pay off a high interest loan
Purpose of loan:
The purpose of this loan is to pay off a high interest loan.  I wanted to refinance in hopes of getting lower interest rate.  It is currently at 19% and I want to get it as low as possible.  Like my last loan, I do plan to pay this one off early as well.  Thank you for your consideration.

My financial situation:
Like most of you I am working to improve my credit.  All of my bills are current and I intened to pay this loan back in less than 18 months.

Monthly net income: $ 6600

Monthly expenses: $ 4440
  Housing: $ 0 Paid in full
  Insurance: $ 250
  Car expenses: $ 450
  Utilities: $ 250
  Phone, cable, internet: $ 140
  Food, entertainment: $ 300
  Clothing, household expenses $ 350
  Credit cards and other loans: $ 2200
  Other expenses: $ 500

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416589
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$366.56

Auction yield range:	17.27% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-2001	Debt/Income ratio:	38%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	18 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 10m
Amount delinquent:	$0	Revolving credit balance:	$6,118	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	likeable-payment	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to consolidate my credit card debt into one single monthly payment.

My financial situation:
I am a good candidate for this loan because I pay all of my bills on time. I consider myself a responsible person.

Monthly net income: $ 2500.00

Monthly expenses: $
  Housing: $
  Insurance: $ 85
  Car expenses: $ 500
  Utilities: $ 175
  Phone, cable, internet: $ 100
  Food, entertainment: $ 300
  Clothing, household expenses $
  Credit cards and other loans: $ 650
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416591
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$278.32

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-1991	Debt/Income ratio:	56%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	15 / 16	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	76	Length of status:	5y 10m
Amount delinquent:	$788	Revolving credit balance:	$121,186	Occupation:	Other
Public records last 12m / 10y:	0/ 4	Bankcard utilization:	99%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	kAtomi	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	25 ( 100% )	600-620 (Latest)
Principal borrowed:	$33,000.00	< mo. late:	0 ( 0% )	660-680 (Sep-2008) 640-660 (Sep-2007) 640-660 (Apr-2007)
Principal balance:	$10,612.08	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Business Expansion
Purpose of loan: I need this loan to expand my business and also to ease pressure on my current operating capital.  I have single handedly funded my business to date through my line of credit loans.Slow accounts receivables is putting undue cash flow pressure on my business. So this loan is essentially going to serve as a buffer until my slow account receivables begin to trikle in.(explain what you will be using this loan for)

My financial situation: I'm a good candidate for this loan because, l have never been late in paying my loans in the past.My credit report speaks for itself.I'm in the business of providing healthcare services to the elderly and the disabled. This line of business will only grow due to the baby boomers retiring so fast. This is my third Prosper loan request. My first loan of $12K was paid off with only 9 installment payments . Those who bid on my loan in the past will attest to this fact. This loan in the same way, will be paid off in less than a year. I'm able to pay off my loans in record time, because the loan is not serving as my operating capital, so once my account receivables begin to arrive l use it to pay my loan.  (explain why you are a good candidate for paying back this loan)

My monthly budget:6500
Mortgage/rent: $685
Insurance: $400
Car expenses: $700
Utilities: $200
Phone, cable, internet: $200
Food, entertainment: $400
Clothing, household expenses $200
Credit cards and other loan payments: $600
Other expenses: $200
---------------------------------------
Total monthly expenses: $3885.00
  The remaining money will help pay off my Prosper loan
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416598
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.17%	Starting borrower rate/APR:	7.17% / 9.24%	Starting monthly payment:	$61.91

Auction yield range:	3.27% - 6.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Oct-2002	Debt/Income ratio:	15%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	2y 9m
Amount delinquent:	$0	Revolving credit balance:	$7,061	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	33%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	dilbert1989	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Vacation
Purpose of loan:
This loan will be used for vacation time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416606
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$198.80

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1990	Debt/Income ratio:	14%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	46	Length of status:	3y 4m
Amount delinquent:	$45,278	Revolving credit balance:	$630	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	25	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	jmart30702	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit card debt
Purpose of loan:
(explain what you will be using this loan for)
Debt consolidation
My financial situation:
(explain why you are a good candidate for paying back this loan)
Solid job
Monthly net income: $
11000
Monthly expenses: $
  Housing: $ 3500
  Insurance: $ 200
  Car expenses: $ 500
  Utilities: $ 150
  Phone, cable, internet: $ 150
  Food, entertainment: $ 500
  Clothing, household expenses $ 300
  Credit cards and other loans: $ 1500
  Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416608
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1995	Debt/Income ratio:	14%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	4y 3m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	speedracer1212	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	640-660 (Apr-2009) 560-580 (Dec-2007)
Principal balance:	$885.48	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Please Read Raised 80pts 2nd Loan
  Purpose of Loan: We had three of our kids graduate from something this year. 1 from nursing school, 1 from High School and 1 from 8th grade. We would like to make this a special time for them. We plan to use the loan to pay off my prosper loan as well as my wifes. Part of our gift to our daughter is to pay off  debts she accumilated from school, one for $1900 and the other $800, we are extremly proud of her for making it through the struggle to become a nurse!. We would like to help our son with his first vehicle. He will be going to College this fall and we want to be sure he has safe transportation.

My financial situation: I am a good candidate for this loan because when I took my first prosper loan out it was to re-establish my credit after a self-employment disaster in which I filed for bankruptcy. This was one of the most humiliating experiences I have been through and I never want to go through this again. You will see I have no deliquencies on my credit report and my score has gone up over 80 points. I also have a steady and stable job with a prosperous mining company. I have had this job over 4 years and now gross over $75,000 yrly. We have been able to pay cash for everything that came up this year, medical expenses, dental, Christmas, ect. That is the best feeling to not have those piled up. I am hoping that I will not have to pay the high interest rate prosper recommends starting with.  EARNING YOUR TRUST IS NOT TAKEN LIGHTLY and your loan bid is much appreciated! THIS LOAN WILL ALSO BE PAID BY AUTOMATIC PAYMENTS SO A PAYMENT WILL NEVER BE MISSED. My total Monthly Income is $3900.00 Total Current outgoing is $2,713.00 which currently leaves us $1187 extra monthly.
Monthly net income: $3900Monthly expenses: Housing: $ 625Insurance: $ 164.00Car expenses: $ 437Utilities: $500Phone, cable, internet: $ 134Food, entertainment: $ 600Credit cards and other loans: 200.00Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416619
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	33.30%	Starting borrower rate/APR:	34.30% / 36.74%	Starting monthly payment:	$269.04

Auction yield range:	17.27% - 33.30%	Estimated loss impact:	19.97%
Lender servicing fee:	1.00%	Estimated return:	13.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1988	Debt/Income ratio:	35%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	32	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$2,290	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	114%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	VMImom	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	640-660 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	620-640 (May-2008) 580-600 (Sep-2007)
Principal balance:	$3,781.45	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
2nd Time Borrower NEVER Late Pay
Purpose of loan: First, I want to THANK ALL who funded my last loan! You ALL were a life saver for me and my son allowing me to afford to send him for his last year at the Virginia MIlitary Institute! He graduated May 15, 2009 and he is commissioned in the U.S. Army Reserves.This loan will be used to pay off a small high interest loan with Bank of Delaware for $2800 and the remaining $3000 will be used to purchase appliances and household furnishings for my son and his fiance' for their FIRST NEW HOME! This loan will SAVE me about $225 per month paying off that high interest loan!

My financial situation:
I am a good candidate for this loan because I have a previous loan with Prosper and NEVER had a late pay, NEVER missed a payment and NEVER had any insufficient funds in my bank account! I work VERY hard to regain my EXCELLENT credit score!

Monthly net income: $ 3386 (myself)  $2800 (husband)

Monthly expenses: $ 1480
  Housing: $ 350
  Insurance: $ 80
  Car expenses: $ 125
  Utilities: $ 100
  Phone, cable, internet: $ 75
  Food, entertainment: $ 250
  Clothing, household expenses $ 75
  Credit cards and other loans: $ 425
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416623
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.45%	Starting borrower rate/APR:	25.45% / 27.76%	Starting monthly payment:	$199.99

Auction yield range:	11.27% - 24.45%	Estimated loss impact:	10.60%
Lender servicing fee:	1.00%	Estimated return:	13.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-2001	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$16,263	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	friendly-note0	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a high interest card!
Purpose of loan:
This loan will be used to pay off one of my cards which recently had quite a rate spike.  The card went from having a low teens interest rate from the time I've owned it, and no late payments on my end, to a 28.99% interest rate.  It seems BOA is hiking up their fees and interest rates all around.

My financial situation:
I am a good candidate for this loan because I have a steady job, teaching elementary school, and am always on time or early on my payments.  I attained a second job this year to try to get myself out of credit card debt so that I can start a family.  I have paid down my debt quite a bit, and can see myself free of the burdens of carrying a monthly balance in the near future; however, it is hard to see the light at the end of the tunnel when so much interest accrues each month.

Monthly net income: $ 2600 verified from my teaching job, plus 800+/- in cash tips with my second job waiting tables.

Monthly expenses: $
  Housing: $ 850
  Insurance: $ 75
  Car expenses: $ paid off, just gas which is about 35 a month
  Utilities: $ included in rent
  Phone, cable, internet: $ 150
  Food, entertainment: $ 350
  Clothing, household expenses $ 150
  Credit cards and other loans: $ 950 + any extra from my second job waiting tables.   This loan I'm applying for would make this number lower since it would be used to pay my major credit card off.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416626
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$497.60

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jul-1999	Debt/Income ratio:	65%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	25 / 21	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	4y 6m
Amount delinquent:	$0	Revolving credit balance:	$27,657	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	yahoo13180	Borrower's state:	WestVirginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	640-660 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	600-620 (May-2008)
Principal balance:	$5,096.99	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Installing Central Heat and Air
I am requesting this loan to help me keep my wife and baby boy safe. Our house is in need of an adquate heating and air system to provide a safe and healthy environment for my son to live in. The cost of the installation is $8,200. The remaining money will be used to start a master's degree program, for which I will receive a pay raise at work.

My yearly income is approximately $49,000. My wife is not a co-applicant, but I still believe her income is important to know since so much of our debt is intertwined: She has an income of approximately $50,000 yearly. Our monthly expenses, including a home and an auto loan, credit cards, bills, and expenses, is approximately $5,300 with a monthly income of approximately $6,000, after taxes.

I am sure the foremost question on a lender's mind is "Can he repay his debt?" The answer is that I was raised with old-school American values that teach a person's worth is measured by their word and I give my word that I repay all of my debts and without seeking a method such as bankruptcy. I am on track to reduce my debt by about 30% in the next 12 months and will have no problem managing this new loan. I have had a Prosper loan for over a year without missing a payment and was so satisfied with the loan, that I wanted to utilize it again. Please, give me the opportnity to provide the best possible life for my family.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416628
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.17%	Starting borrower rate/APR:	7.17% / 9.24%	Starting monthly payment:	$61.91

Auction yield range:	3.27% - 6.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-1972	Debt/Income ratio:	1%
Credit score:	840-860 (Jul-2009)	Current / open credit lines:	4 / 4	Employment status:	Retired
Now delinquent:	0	Total credit lines:	13	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$3,697	Stated income:	$75,000-$99,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	1%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	systematic-rate	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Adding a screened-in deck
Purpose of loan:
This loan will be used to add a screened-in enclosure to an existing outside deck.

My financial situation:
I am a good candidate for this short-term loan because I have known fixed monthly income and no debt (including no monthly credit card finance charges.)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416634
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1986	Debt/Income ratio:	27%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	44	Length of status:	4y 10m
Amount delinquent:	$17,011	Revolving credit balance:	$0	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	20	Homeownership:	No
Inquiries last 6m:	2
Screen name:	valentine07	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	18 ( 95% )	620-640 (Latest)
Principal borrowed:	$6,100.00	< mo. late:	1 ( 5% )	600-620 (May-2009) 620-640 (Feb-2008) 620-640 (Jan-2008) 600-620 (Dec-2007)
Principal balance:	$767.03	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Debt Consolidation
Purpose of loan: The purpose of this loan is to get back on my feet.  I have been divorced for only 9 months and I'm trying to take care of my two boys, ages 8 and 11.  It has been a financial stain for us but with a little help we can get back stable.  The money would be used to pay off my first loan with prosper and pay some old bills to clear up my credit.
My financial situation:
I know I would be a great candidate for this loan because I had a prosper loan before and I was able to pay it back within 4 months.   I also have a active loan which I have never been late and will continue to make payments on time. I am very reliable it's just that I had a live altering change and it kind of took me for a loop.  The money will be repaid, I just need a little help to get my going.

Monthly net income: $ 3200

Monthly expenses: $
  Housing: $  700 rent
  Insurance: $ 120
  Car expenses: $ 400
  Utilities: $ 200
  Phone, cable, internet: $ 100
  Food, entertainment: $ 150
  Clothing, household expenses $
  Credit cards and other loans: $ 300
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416637
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.17%	Starting borrower rate/APR:	7.17% / 9.24%	Starting monthly payment:	$154.77

Auction yield range:	3.27% - 6.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-1998	Debt/Income ratio:	12%
Credit score:	800-820 (Jul-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	3y 4m
Amount delinquent:	$0	Revolving credit balance:	$12,355	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	22%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	mutjin	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	800-820 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	740-760 (Jun-2008) 780-800 (Mar-2008)
Principal balance:	$3,432.68	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Pay off credit card
Purpose of loan:
Consolidate my 2 credit card balance into one.  I want to consolidate it and make one payment while saving on interest and paying the loan back faster.

My financial situation:
I am a good candidate for this loan because I have never made a late payment in my life. (I'm anal about my finances) I make really good money as a programmer and director at a company.  I only need a year and a half to pay off this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416638
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$261.91

Auction yield range:	6.27% - 10.00%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	4.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1992	Debt/Income ratio:	25%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	15 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	50	Length of status:	18y 11m
Amount delinquent:	$0	Revolving credit balance:	$155,836	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	robust-payment	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Business Debt
Purpose of loan:
This loan will be used to?Pay off existing business credit cards.....

My financial situation:
I am a good candidate for this loan because? I am very secure, never been late on anything!!!! Married with a working spouse and I've been employed with the same company 19 years!!!! My wife is a college professor.....I would rather have something fixed than revolving at this moment in a tough economy....
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416643
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 11.52%	Starting monthly payment:	$111.98

Auction yield range:	4.27% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1985	Debt/Income ratio:	18%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	9y 3m
Amount delinquent:	$0	Revolving credit balance:	$30,501	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	slowriver	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	760-780 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	740-760 (May-2008) 700-720 (Mar-2007)
Principal balance:	$848.31	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Paying down mortgage & close refi!
I'm a second-time borrower to prosper.com, and am very happy to have this opportunity to pay down my mortgage in order to qualify for a great refinancing deal.  I have been working with a mortgage broker for about 6 months, and we are very close to being able to close my loan.  The only thing preventing us from moving forward is the Texas law that requires that I have enough equity in my home in order to refinance it, specifically 80% LTV (loan-to-value).  My house is worth $282k per the appraisal, and I owe $229k.  That means I have 82% loan-to-value, and I need to get it to 80% in order to close the loan.

So in order to qualify, I need to pay down my mortgage a bit.  This $3500 loan, along with other cash resources I have, will do that.

By way of background, I live in Austin, TX (live music capital of the world), am a successful computer professional with over 23 years of experience, a homeowner, and someone who has always made his monthly payments completely on time and in full, including my current Prosper loan, which I have had for 2.5 years and never had a late payment.

Please feel free to email with any questions about my loan, my credit history, or my qualifications as a prosper borrower.

Thanks for your time and consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416648
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1990	Debt/Income ratio:	105%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$36,236	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	riveting-greenback	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF CREDIT CARDS
Purpose of loan:  To pay off credit card
This loan will be used to? pay off credit card.  We bought this house, started remodeling and before long the balance was out of sight. I pay more than the payment due, but it just seems like I'm  spinning my wheels. As we all  know, it all goes to interest.  I did get them to reduce the interest, but I would  rather pay off in three years than forever and ever....

My financial situation: good.
I am a good candidate for this loan because?  we pay our loans on time. We honor our obligations. I hope someone will understand and help. You won't be disappointed.  I realize you may hesitate, but,  I have to pay the interest to someone, might as well be you.  We'll be helping out each other  Thank you :)

Monthly net income: $ 4500.00

Monthly expenses: $
  Housing: $ 682
  Insurance: $ 700, paid yearly
  Car expenses: $ 700
  Utilities: $ 200
  Phone, cable, internet: $ 200
  Food, entertainment: $
  Clothing, household expenses $
  Credit cards and other loans: $1300
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416652
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,650.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	16.00%	Starting borrower rate/APR:	17.00% / 19.20%	Starting monthly payment:	$486.66

Auction yield range:	11.27% - 16.00%	Estimated loss impact:	10.37%
Lender servicing fee:	1.00%	Estimated return:	5.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-2000	Debt/Income ratio:	33%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$18,749	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	fair-peace	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Responsible Borrower
Purpose of loan:
This loan will be used to consolidate my current debt into one monthly payment. This will allow me to be out of debt in three years and be able to continue my education by obtaining a student loan in the year 2012. I will be working on my MBA in Accounting.

My financial situation:
I am a good candidate for this loan because I have consistently paid my debtors on time and the two late payments that have been reported to my credit was over two years ago and they were to the Gas Company. I apparently paid my way out of the budget program and was not aware. I have had my mortgage for seven years and have never been 1 day late. I have paid off a car loan and currently have another car loan that has always been paid on time. My credit score have been greatly effected by the amount of debt I have, not my payment history. Also more recently my credit cards have began shrinking my credit lines due to the economic times which has lowered my score. I am currently paying a huge amount in interest which is of course not paying my principal balance. I am hoping to eliminate my debt sooner than later.

Monthly net income: $ 3400.00 after medical & 401K deductions

Monthly expenses: $
  Housing: $ 860.00-Myself and my husband split this expense my portion is $430
  Insurance: $ 60.00
  Car expenses: $ 550.00
  Utilities: $ 300
  Phone, cable, internet: $ 50
  Food, entertainment: $ 100
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 550
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416656
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.45%	Starting borrower rate/APR:	28.45% / 30.81%	Starting monthly payment:	$291.25

Auction yield range:	11.27% - 27.45%	Estimated loss impact:	10.69%
Lender servicing fee:	1.00%	Estimated return:	16.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1998	Debt/Income ratio:	32%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	6y 8m
Amount delinquent:	$0	Revolving credit balance:	$27,578	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	65%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Tgrgolfer	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	20 ( 100% )	660-680 (Latest)
Principal borrowed:	$6,100.00	< mo. late:	0 ( 0% )	660-680 (Jul-2008) 640-660 (Sep-2007) 680-700 (Aug-2007) 640-660 (Jul-2007)
Principal balance:	$3,642.47	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Pay Off Citibank Credit Line

  Hello All,

      I currently have one prosper loan which I have made every payment on-time to date. Recently my Citibank Credit Line with which I owe around $7,300 as of June raised my interest rate from 8.99% to 18.99% because of "market conditions". Now obviously the fine print in my agreement allows them to do this and because of the new laws coming into affect in Feb. 2010 they are jumping the gun to protect their interests. I can't fault them for running their business, but it is killing my budget and I am looking for some help to lower my interest rate. I have no problem making the monthly payments, I just can't stomach paying 18.99% when I have never had a late payment. I would appreciate any help. Please let me know if you have anymore questions.

Monthly Bills

Credit Cards - $ 700 mo
Gas - 150 mo
Cell Phone - $45.00 mo
Parking - $90.00 mo
Car & Insurance - Paid off car with last Prosper Loan - Insurance $75 mo
Housing - $300
Utilities - $100
Food & Bev - $150
401 (k) - $150

Total Bill Mo - $1,760.00
Monthly Pay - $ 2,527.00

As you can see I have over $767 leftover a month to put towards Prosper.

Loan Plan - My plan for the $7,000 loan is to consolidate my Citibank Credit Line. My current rate on each is 18.99% and I am hoping my Propser loan can beat that. With the fixed autodebit Prosper payment I will have a guaranteed debt reduction plan. No more minimum monthly payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416671
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1994	Debt/Income ratio:	44%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	36	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$644	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	92%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	ckw1969	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008) 680-700 (Jun-2008)
Principal balance:	$1,102.59	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Pay off last loan
This loan will be used to? Pay off some small debts in that total up to $3000.00

: I have some small debts that add up to $3000.00.  The largest one is for $2190.00, to my son's high school; otherwise they will not allow him son to return (beMy financial situationcause of this, he was not allowed to attend summer school). While I pay every creditor what I can every month, most of them will not negotiate a lower fee for a longer term and the payments are simply more than I cannot afford right now.  I have (and still am) looking for another job to pick up more income to no avail.

I appreciate anyone and everyone who takes the time to read my loan bid, whether you decide to fund it or not.

Thank you.

Monthly net income: $ 3800.00

Monthly expenses: $
  Housing: $1417
  Insurance: $ 105
  Car expenses: $ 160 for public transportation
  Utilities: $ included in rent
  Phone, cable, internet: $ 200 (cell phone and vpn for internet)
  Food, entertainment: $ 400 food  (teen age son)
  Clothing, household expenses $ 80 for dry cleaning
  Credit cards and other loans: $ $125
  Other expenses: $240 for physical therapy (I have perenial tendonitis).
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 415880
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-2002	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	15 / 13	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	22	Length of status:	7y 7m
Amount delinquent:	$0	Revolving credit balance:	$24,183	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	mmm19800	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 94% )	640-660 (Latest)
Principal borrowed:	$2,999.00	< mo. late:	1 ( 6% )	560-580 (Jan-2008) 560-580 (Dec-2007) 540-560 (Jul-2007)
Principal balance:	$1,313.24	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Equipment loan, 3 years in business
I need 5000 dollars to purchase equipment for my business. This will increase a revenue.
Construction business, started in 2006. Every year positive cashflow.

Equipment total cost 24000, and I only have 22000.

I don't want to use bank, tired to feed wall street pigs.

My credit: never bankrupt, never late payments, little too much debt (using credit cards to buy supplies for business, but paying in full every 3 mo.)
I'm a homeowner, 47k left on mortgage.

Any questions - just ask.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416366
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	May-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	3 / 3	Employment status:	Self-employed
Now delinquent:	4	Total credit lines:	15	Length of status:	0y 9m
Amount delinquent:	$9,827	Revolving credit balance:	$71	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 4	Bankcard utilization:	3%	Stated income:	$1-$24,999
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	asset-entrepreneur	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Repairing truck for business
Purpose of loan:
This loan will be used to?
Repair my pickup truck so that I may carry my tools to various jobs
My financial situation:
I am a good candidate for this loan because?I have purchased 2 cars in the last six years from a local car lot and paid off both of them on time. This can be verified

Monthly net income: $ 1000

Monthly expenses: $
  Housing: $ 0
  Insurance: $70
  Car expenses: $100
  Utilities: $ 300
  Phone, cable, internet: $ 30
  Food, entertainment: $ 200
  Clothing, household expenses $ 50
  Credit cards and other loans: $ 250
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416515
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$148.65

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1987	Debt/Income ratio:	48%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	21 / 20	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	46	Length of status:	29y 4m
Amount delinquent:	$1,543	Revolving credit balance:	$38,935	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	bold-thoughtful-credit	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF DELINQUENT REAL ESTATE T
Purpose of loan:
This loan will be used to?PAY REAL ESTATE AND FEDERAL TAX(S)
My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 5200

Monthly expenses: $
  Housing: $ 1500
  Insurance: $ 200
  Car expenses: $ 585
  Utilities: $ 125
  Phone, cable, internet: $ 300
  Food, entertainment: $
  Clothing, household expenses $ 350
  Credit cards and other loans: $
  Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416571
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$588.07

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jul-2004	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	9y 6m
Amount delinquent:	$0	Revolving credit balance:	$15,686	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	21%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	penukoko13	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off High-Interest CC's
Hello,

I am a former Prosper lender.  I recently ran into some trouble with my credit cards - suddenly the interest rates skyrocketed, and I hadn't canceled my accounts prior to the change, so I have been paying the consequences with some difficult minimum payments.  Having learned my lesson, I am attempting to pay off these high-interest cards with this loan and re-establish my credit.  My credit score was recently about 725 but getting married and my wife's former spending habits hurt my our scores.  I still have a good score, but would like to get it back to an 'excellent' rating.  Please help me out with a loan.  I am a responsible person with a solid job with good job security and outlook.  My company is expanding into new markets and our sales are higher than ever, which is pretty amazing considering the economy.  It is a very high-profile restaurant.  In addition, I am getting promoted to run a store in this new market in the next few months, which includes about another 100k on top of what I am currently making.  I will have no difficulty paying this loan off, as my wife and I have already set up a budget.  In addition, my wife recently started working again in order to help with the debt.  I do not make late payments.  I have ZERO delinquencies.

Monthly net income: varies as my pay is hourly in addition to monthly bonuses which remain about the same, but all together no less than $5000/month

Monthly expenses: $ 2212 roughly
  Housing: $ rent 1250
  Insurance: $ 237
  Car expenses: $ 525 - payment plus gas
  Utilities: $90
  Phone, cable, internet: $ 110
  Food, entertainment: $ varies but minimized
  Credit cards and other loans: $will be consolidated into one Prosper loan payment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416585
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	19.52%	Starting borrower rate/APR:	20.52% / 22.76%	Starting monthly payment:	$411.72

Auction yield range:	8.27% - 19.52%	Estimated loss impact:	6.65%
Lender servicing fee:	1.00%	Estimated return:	12.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-820 (Jul-2009)	Current / open credit lines:	9 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$3,471	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	24%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	ckrysteena	Borrower's state:	Colorado	Borrower's group:	Lend2's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	800-820 (Latest)
Principal borrowed:	$25,000.00	< mo. late:	0 ( 0% )	800-820 (Apr-2007)
Principal balance:	$7,852.89	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Paying things off!
Purpose of loan:
This loan will be used to essentially refinance my current Prosper loan and pay off my revolving credit balance. I am currently paying around $800/month to Prosper and would like to see if I can reduce the interest rate and reduce my monthly payment.

My financial situation:
I am a good candidate for this loan because I have never been late on a payment to Prosper. As a photographer and graphic designer I have a handful of steady clients along with the occasional big project. I have some money saved, so even during the few quiet months I had last fall, I was able to make my payments on time. Prosper's grade of C for me isn't taking into account the fact that I don't intend to use this as additional debt, but to consolidate instead.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416588
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 11.52%	Starting monthly payment:	$159.98

Auction yield range:	4.27% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1997	Debt/Income ratio:	61%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$17,239	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	financialhelper1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Preparing for School
A little about myself:
My wife and I have been married for 12 years and we have two wonderful children. We've lived in Texas all are lives except when I was in the military. I am a Navy veteran and I have been involved with Prosper as a Lender for a while now. Since the recent changes on Prosper I have not been able to lend; and now I am actually asking to borrow.

Purpose of loan: I am requesting this loan to consolidate two credit cards with a combined balance of $5000 but a significantly higher interest rate.  I've been making all my payments on time and don't forsee any problems in the future, I just don't understand the complicated method the credit card companies use to figure your balance for interest purposes. A simple interest loan will be easier to manage and if I can reduce the interest rate at the same time that is an extra plus.  Also, I will be returning to school this fall to take some accounting classes that will help with a potential promotion this coming new year. I will not be reducing my hours at work during the semester, I will be taking night classes.

Our financial situation:
I am currently employed with the IRS, and my family and I live in a small community with a low cost of living.  I make enough to support my family and pay our bills, I'm just trying to save on the extra expense that comes with returning to school.  I also receive $936 a month from VA disability and will be using the monthly payments I receive from my loans I have on Prosper to make my payments on this loan.  I want to assure any prospective lenders that we live well within our means and are very capable of paying our bills along with this loan. My wife and I are currently saving to buy our own home and are trying to keep our budget in place with this loan.

Thank you very much for your time and consideration and if you have any questions please feel free to ask.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416592
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	21.29%	Starting borrower rate/APR:	22.29% / 24.56%	Starting monthly payment:	$191.70

Auction yield range:	17.27% - 21.29%	Estimated loss impact:	26.21%
Lender servicing fee:	1.00%	Estimated return:	-4.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1990	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	2 / 1	Employment status:	Full-time employee
Now delinquent:	9	Total credit lines:	46	Length of status:	24y 11m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$0
Delinquencies in last 7y:	11	Homeownership:	No
Inquiries last 6m:	0
Screen name:	ECS--INVESTMENTS-AND-LOANS	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	4 ( 100% )	660-680 (Latest)
Principal borrowed:	$10,900.00	< mo. late:	0 ( 0% )	720-740 (Apr-2009) 700-720 (Sep-2008) 740-760 (May-2008) 740-760 (Apr-2008)
Principal balance:	$0.01	1+ mo. late:	0 ( 0% )
Total payments billed:	4
Description
business loan 24 years in bussiness
Purpose of loan:
This loan will be used for my business which i have own since 1984 . this will be my third loan with prosper which was fully funded before prosper went into quite  time

My financial situation:
I am a good candidate for this loan because i have own my plumbing company for over 24 years. i have no car and truck payments and my home is paid off. and i carry no credit card debt.my last prosper loan was paid off with no late fees.also i am a prosper lender with over 80 loans ranging from 780 to 50  dollars bids. and have more pending loans. my plumbing rate is 90 hr and i work average of 50 to 60 hr week. so i would have no trouble paying for this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416596
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$278.32

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Nov-1997	Debt/Income ratio:	18%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$591	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	1
Screen name:	gellin007	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidation loan. Need help!
Purpose of loan:
This loan will be used to consolidate 2 home improvement loans that are over 20%

My financial situation:
I am a good candidate for this loan because I own a home and have a very secure full-time job

Monthly net income: $ 2800

Monthly expenses: $
  Housing: $ 600
  Insurance: $ 160
  Car expenses: $ 100
  Utilities: $ 100
  Phone, cable, internet: $ 250
  Food, entertainment: $ 300
  Clothing, household expenses $ 200
  Credit cards and other loans: $ 500
  Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416602
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$23,555.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$936.54

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	May-1972	Debt/Income ratio:	137%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	21 / 14	Employment status:	Retired
Now delinquent:	0	Total credit lines:	46	Length of status:	19y 4m
Amount delinquent:	$0	Revolving credit balance:	$60,867	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	6
Screen name:	TripleNickle	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,555.00	< mo. late:	0 ( 0% )	680-700 (Aug-2008) 640-660 (Jul-2008) 680-700 (Jun-2008)
Principal balance:	$1,262.67	1+ mo. late:	0 ( 0% )
Total payments billed:	9
Description
Prosper Lender - Need Loan Myself
urpose of loan:
This Second loan will be used to?pay down credit card debt.  I have been paying down Highest APR to lowest.
I am a good candidate for this loan because I have not been late or missed a payment in over 54 years !!!
YOUR GAIN will Help EASE MY PAIN. Hope to finally get another Prosper loan as well as helping lots of other Prosper members as a Lender.  When I lost my good job in '90, Credit cards had to go to mostly minimum payments.  Got a second Mortgage in 1995 to pay off most of them.  This 2nd was PAID in
2005 and the 1st Mortgage PAID after 30 yrs, in 2006.  Believe me, I fully understand how difficult debt can be!!!. My thanks to Prosper Members who are helping me to dissolve my credit card debt by paying off high limit creditors One-By-One.  Let us all continue to "bank on each other" IT REALLY WORKS !!!!!!
Special thanx to Kermit24, JMA Three, D Tempus B, Lending Stats dot com & Ice Fisherman who were kind enough to place bids on my 11 prior attempts to get a loan.  I will still be helping other Prosper folks out with $555 of this loan because I think it is a very good thing - this Prosper Thing on the Computer !!

Monthly net income: $ 2735.26

Monthly expenses: $ 2535.00
  Housing: $ 0.00 - 30 yr Mortgage paid off 10-2006 (2nd in 2005)
  Insurance: $ 23.25
  Car expenses: $ 318.78
  Utilities: $ 123.00
  Phone, cable, internet: $ 78.66
  Food, entertainment: $ 235.00  and Clothing, & household expenses $ Paid by Wife.
  Credit cards and other loans: $ 2000.00  Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416613
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,075.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	8.50%	Starting borrower rate/APR:	9.50% / 11.60%	Starting monthly payment:	$258.67

Auction yield range:	8.27% - 8.50%	Estimated loss impact:	8.17%
Lender servicing fee:	1.00%	Estimated return:	0.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1996	Debt/Income ratio:	24%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	6y 4m
Amount delinquent:	$0	Revolving credit balance:	$22,065	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	AKMJ	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 100% )	720-740 (Latest)
Principal borrowed:	$5,075.00	< mo. late:	0 ( 0% )	680-700 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Landscaping First Home
Purpose of loan:
I want to create a circle driveway, a lawn, and a deck for my first home, which I have owned for a little over two years now.

My financial situation:
I am a good candidate for this loan because I have a solid credit history, have had the same job for over six years, and paid off my last Prosper loan ahead of schedule.

Monthly net income: $3,800.00

Monthly expenses: $
  Housing: $686.00
  Insurance: $110.00
  Utilities: $80.00
  Phone, cable, internet: $30.00
  Food, entertainment: $100.00
  Clothing, household expenses $50.00
  Credit cards and other loans: $750.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416618
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$596.40

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Aug-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	13 / 12	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	22	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$7,163	Occupation:	Doctor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	48%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	a-yield-cedar	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
start -up veterinary hospital
Purpose of loan:
This loan will be used as part of a start up loan  for a veterinary hospital financial situation:
I am a good candidate for this loan because i use credit responsibly and my goal is to alleviate animal suffering and provide affordable health care for animals.
Monthly net income: $ 7000
Monthly expenses: $ 4500
  Housing: $ 2114
  Insurance: $ 100
  Car expenses: $ 600
  Utilities: $ 400
  Phone, cable, internet: $ 100
  Food, entertainment: $ 250
  Clothing, household expenses $ 300
  Credit cards and other loans: $ 900
  Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416620
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,200.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$286.27

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Aug-1992	Debt/Income ratio:	29%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	12y 3m
Amount delinquent:	$0	Revolving credit balance:	$24,828	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	26	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	lendho	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	620-640 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	600-620 (May-2009) 580-600 (Oct-2007)
Principal balance:	$1,302.58	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
2nd Loan Pay off 1st & lower pymnts
Why Am I a Good Risk?  I am an established Prosper borrower.  I have paid every payment on time to Prosper, and all of my other financial obligations too.  I believe in paying my debt, and paying on time.  I will not let you down.

Purpose of loan:
This loan will be used to pay off my first existing Prosper loan of $1283.00 at 27% and then combine one other high interest loan used to buy a car when mine broke down.  The new combined loan will cut my payments between the two in half.

My financial situation:
I am a good candidate for this loan because have a secure job that I have been at for over 12 years. I am a stable person. I recently had a battle with Cancer that I WON!  I had some tough financial times throughout my treatments and time off work for recovery.  That is the reason you see bad marks on my credit history.  That was 3 years ago, and since then my credit has slowly been recovering.

Monthly net income: $5250

Monthly expenses: $
  Housing: $1358
  Insurance: $325
  Car expenses: $399 (high interest, to pay off with this loan)
  Utilities: $185
  Phone, cable, internet: $140
  Food, entertainment: $425
  Clothing, household expenses $229
  Credit cards and other loans: $856

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416624
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$409.23

Auction yield range:	8.27% - 10.00%	Estimated loss impact:	7.21%
Lender servicing fee:	1.00%	Estimated return:	2.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1989	Debt/Income ratio:	16%
Credit score:	780-800 (Jul-2009)	Current / open credit lines:	20 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	8y 10m
Amount delinquent:	$0	Revolving credit balance:	$273,853	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	resplendent-p2p	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This Loan will be used to eliminate two Credit Card Balances.

My financial situation:
I am a good candidate for this loan because?I have a long standing strong credit history and do not fall behind on my bills.  This will help me control expense with a fixed predictable payment and eliminate high interest credit card payments monthly!  This will also provide a fixed predictable payment that will help me attain my goal of becoming debt free over the next few years!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416627
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$519.98

Auction yield range:	6.27% - 14.00%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1997	Debt/Income ratio:	27%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$15,102	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	1
Screen name:	GSXR-King	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Looking for Lower APR
Purpose of loan:This loan will be used to consolidate three of my credit cards. I want to simplify my life into just making one payment and get a lower APR that my long established credit worthiness deserves. My financial situation:I am a good candidate for this loan because I have promising career as an Information Technology Manager with over a decade of experience in my field. I am currently employed at a well respected biotechnology company with over 1,200 employees within the United States. I highly value my credit and honor my obligations as my credit history speaks for itself.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416629
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.30%	Starting borrower rate/APR:	18.30% / 20.51%	Starting monthly payment:	$145.21

Auction yield range:	17.27% - 17.30%	Estimated loss impact:	25.96%
Lender servicing fee:	1.00%	Estimated return:	-8.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Aug-1996	Debt/Income ratio:	Not calculated
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	5 / 6	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	17	Length of status:	6y 11m
Amount delinquent:	$320	Revolving credit balance:	$22,321	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	SF2Berlin	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 100% )	600-620 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	680-700 (Oct-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Help Me Bridge the Gap
Purpose of loan:
I have recently purchased a turn-key business (a sushi stand in a grocery store) that had profits last year of $70,000. I need just a little bit of cash to make sure all bills are paid while I wait for the first profit checks to arrive at the end of August and September.

My financial situation:
I will have no problem paying back this loan. I have already successfully paid off one Prosper Loan, and I am a lender myself. The business will keep me busy, thus minimizing expenses for the next few months. My partner and I are both working the business and plan on expanding it as quickly as possible.

Monthly net income: $5000

Monthly expenses: $2600
  Housing: $1400
  Insurance: $0
 Transportation expenses: $300
  Utilities: $40
  Phone, cable, internet: $100
  Food, entertainment: $500
  Clothing, household expenses $100
  Credit cards and other loans: $300
  Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416636
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$150.70

Auction yield range:	11.27% - 20.00%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1999	Debt/Income ratio:	31%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	10y 10m
Amount delinquent:	$0	Revolving credit balance:	$9,745	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	stylist4u	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	37 ( 100% )	700-720 (Latest)
Principal borrowed:	$13,001.00	< mo. late:	0 ( 0% )	660-680 (Feb-2008) 660-680 (May-2006)
Principal balance:	$6,195.80	1+ mo. late:	0 ( 0% )
Total payments billed:	37
Description
Paying Income Taxes
I need this loan to pay off federal income taxes from 2008.  I am a salon owner.  My estimated payments did not cover all that I owe.  Please consider me for this loan.  I have perfect payment history through Prosper.  Thanks for your time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416640
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$596.40

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Mar-1998	Debt/Income ratio:	71%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$5,119	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	34%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	16	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	REDEEMED4HIM	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	700-720 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	740-760 (Apr-2009) 720-740 (Aug-2008) 720-740 (Jul-2008) 740-760 (Dec-2007)
Principal balance:	$5,460.57	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Finishing Basement
Purpose of loan: I will be using this loan to finish my basement. I have the ability to repay with no problem. I have grade A credit and I am a good, safe investment. I work for a bank but I am so impressed with Prosper, I would rather pay interest to everyday people like myself. I am also a lender on prosper as well. I currently have one prosper loan that I have had since January of 2008 with all payments on time.The banks require many out of pocket expenses for appraisals, etc. and their rates for construction loans are high. I am hoping the great prosper lenders will consider me for this request. This is the last phase of remodeling our house. I appreciate your bids. I have about 3500 cash to put into my project. I will use these new loan proceeds to pay off the first Prosper loan (approx 5500) and use the remaining 9500 plus my cash to accomodate my total costs of 13,000 for this project.

I have included my current prosper payment below, but this amount would be about 500 for the new loan give or take a little depending on interest rate it is funded at.

Please note that this listing has me as HR for High Risk, but I am not that at all. My DTI is lower than what is calculated. The income listed here is only from my full time job. This does not include my wifes full time income of 28,000/yr or my part time income of 10,000/yr. I assure you any bids can be made with confidence they will be repaid on time and in full.

Thank you for your consideration.

Monthly net income: $ 3600.00

Monthly expenses: $ 3020.00
Housing: $ 765.00
Insurance: $ 190.00
Car expenses: $ 825.00 (payments and gas)
Utilities: $ 150
Phone, cable, internet: $ 80.00
Food, entertainment: $ 400.00
Clothing, household expenses $ 200.00
Credit cards and other loans: $ 0
Cell Phones $75.00
Current Prosper Loan: $335.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416641
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-1992	Debt/Income ratio:	14%
Credit score:	780-800 (Jul-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	10	Length of status:	0y 10m
Amount delinquent:	$3,209	Revolving credit balance:	$2,918	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	22%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	leverage-hammock	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Launching new product
This loan will be used to assist me in selling the most innovative product to the golfing industry.  Currently as a side business to my career as an accountant, I am selling one of the most innovative golf products in the industry.  My tool, which I call the ?Total Golf Tool? features 8 distinct functions in 1 tool.  The tool comes in either gold or silver and comes with either a corporate logo, monogrammed or generic ball markers.  I am selling to various green grass and some retailers, but with a small infusion I want to expand my client list through the use of independent sale reps, through the advertising specialty market, and directly to golf courses and other sales leads I have accumulated over the years.  I would also like to attend some trade shows to continue to show and expand my product.

I am a good candidate for this loan because over the past 10 years plus, I have never been late with a payment on any of my trade accounts.  I only take on debt that I can handle.  In regard to this particular loan, I have already calculated all of my numbers and this loan payment will not affect my current life style at all.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416642
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	30.48%	Starting borrower rate/APR:	31.48% / 33.88%	Starting monthly payment:	$281.23

Auction yield range:	14.27% - 30.48%	Estimated loss impact:	15.40%
Lender servicing fee:	1.00%	Estimated return:	15.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-2001	Debt/Income ratio:	10%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	13 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,796	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	yield-glider	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
High interest debt consolidation
Purpose of loan: This loan will be used to consolidate high interest debt

My financial situation:
I am a good candidate for this loan because 1) I have a secure job (college professor); 2) I am young and healthy; 3) currently single with no dependents; 4) don't have any car, student, or mortgage payments. My total debt of any kind is ~14000$. I incurred it while studying for my doctoral degree to supplement my meager research assistantship. I've consolidated half of this debt already, and now I'm looking to consolidate the other half. Some of my cards have interest higher than 20%.
While I would not accept a prosper loan with an interest higher than 20%, I hope that my good credit history will result in the interest bid down to 15-17%.
I have never, ever had a late payment on any type of debt in my 8 year credit history.

Monthly net income: $ 5000

Monthly expenses: $
  Housing: $ 770 (rent)
  Insurance: $ 56 (car + renter's)
  Car expenses: $ 45 (oil, car wash, allowance for other maintenance expenses)
  Utilities: $ 130 (water + electricity)
  Phone, cable, internet: $ 160
  Food, entertainment: $ 600
  Clothing, household expenses $ 200-500
  Credit cards and other loans: $ 470 (this is the combined monthly payment on my debt; i.e. after refinancing my debt with this loan the monthly payment will not change much)
  Other expenses: $ 20-30 (dog) $ 160 wrestling gym membership; 100-300 savings, and then - federal and state taxes, 401k
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416651
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.52%	Starting borrower rate/APR:	11.52% / 13.65%	Starting monthly payment:	$494.78

Auction yield range:	3.27% - 10.52%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	9.01%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1974	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	820-840 (Jul-2009)	Current / open credit lines:	13 / 11	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	32	Length of status:	29y 6m
Amount delinquent:	$0	Revolving credit balance:	$10,582	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	25%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	fixer5	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to? pay off credit cards and catch up on bills.

My financial situation:
I am a good candidate for this loan because?we have come a long way in life without ever defaulting on anything. We are honorable people needing a bit of help. We've become cash-poor in helping a son who has lost his job and a daughter return to work due to a divorce.  As a result, we need to get ourselves back on track. If we don't get this temporary aid, I will have to cash in a 401K, which has become sadly small. We have spent 25 years supporting parents in need and now have a need of our own. Please help us out.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416655
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	6.50%	Starting borrower rate/APR:	7.50% / 9.58%	Starting monthly payment:	$155.53

Auction yield range:	4.27% - 6.50%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	4.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1999	Debt/Income ratio:	14%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	48	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$62,150	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	71%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Svigel	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	16 ( 100% )	740-760 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	740-760 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Scooter Got Stolen
Purpose of loan:
This loan will be used to finance the purchase of a scooter.  A month ago my scooter was stolen from my house and I was saving a lot of money because of the mpg that it got.

My financial situation:
I am a good candidate for this loan because I have already repaid one prosper loan and my financial condition has not changed.  I could pay cash for the scooter but I do not want to dip into my emergency fund for it.  Thank you for the consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416662
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.17%	Starting borrower rate/APR:	7.17% / 9.24%	Starting monthly payment:	$99.06

Auction yield range:	3.27% - 6.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-1986	Debt/Income ratio:	4%
Credit score:	800-820 (Jul-2009)	Current / open credit lines:	10 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	5y 10m
Amount delinquent:	$0	Revolving credit balance:	$4,564	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	29%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	outofdebt08	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	800-820 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	780-800 (Jan-2008)
Principal balance:	$838.74	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Paying off credit card
Purpose of loan:
A series of unfortunate events, from car repairs to family emergencies, to being reduced to a one-income family has stretched our savings to the limit. My credit card company recently raised my rate from 9% to 14%. I'd rather pay a lower percentage and give it to Prosper members than pay it to the bank.

My financial situation:
I am a good candidate for this loan because I pay all my debts on time and am employed full time with a good, secure job. Whenever I have extra, I pay down more as I can.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416668
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$204.40

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jun-1987	Debt/Income ratio:	29%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	20y 9m
Amount delinquent:	$0	Revolving credit balance:	$28,932	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	value-flow858	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying down credit cards
Purpose of loan: Third Request
This loan will be used to? pay off 4 credit cards (reduce one or two others) and  to reduce my debt to income ratio.
My financial situation:
I am a good candidate for this loan because? I have never had a late payment in ten years as my profile indicates.   My Credit score significantly decreased about 8 or 9 months ago at the onset of the economic crisis.  Despite this event, I have managed to stay above water while again increasing my credit score slowly. I ran all three credit scores less than two months ago showing a 674, I don't know why prosper is showing less.  I have used every last penny to pay down what I could.  I was given a significant raise increase in January which will increase again by 3% next month and 4% in Jan. 2010.
With this loan, I will pay off 3 or 4 credit cards and reduce balances on a couple of others.  I would like to rebuild my credit score to that of the person I am so I can assist my teenage son with the purchase of a used car in the fall.  I am asking for a chance to show how responsible I am, as I will not let you down.
Monthly net income: $ 4900

Monthly expenses: $
  Housing: $ 1800
  Insurance: $   200
  Car expenses: $ 500
  Utilities: $ 300
  Phone, cable, internet: $ 200
  Food, entertainment: $ 600
  Clothing, household expenses $ I do not shop on a regular basis, as I teach my kids the meaning of earning extra things.  Wardrobes are twice a year.
  Credit cards and other loans: $ 500 plus a few small monthly...these will be paid off or paid down with this loan
  Other expenses: $ Only if my kids are in dire need....i don't buy just to buy!
Information in the Description is not verified.